EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of 4Kids Entertainment, Inc. on Form S-8 of our report dated March 29, 1996, appearing in the Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 1995.





Deloitte & Touche LLP
New York, New York
April 4, 1996